Exhibit 6.1

                                 January 9, 2004

To:     The  Secretary  of  Utah  Clay  Technology,  Inc.


Effective today, I resign as an officer and director of Utah Clay Technology, Inc.

                              /s/  Dennis  Engh
                              ___________________
                              Dennis  Engh